UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2024

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 3, 2024, Terns Pharmaceuticals, Inc. (the “Company” or “Terns”) issued a press release announcing encouraging early data from the ongoing dose escalation part of the Phase 1 CARDINAL study evaluating TERN-701 in patients with relapsed/refractory chronic myeloid leukemia (CML). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 3, 2024, Terns announced encouraging early data from the ongoing dose escalation part of the Phase 1 CARDINAL study evaluating TERN-701 in patients with relapsed/refractory CML. TERN-701 is an investigational, oral, potent, small molecule allosteric BCR-ABL inhibitor being developed for patients with CML. CARDINAL is a global, multicenter, open-label, two-part Phase 1 clinical trial to evaluate the safety, pharmacokinetics (PK), and efficacy of TERN-701 in patients with relapsed/refractory CML with or without BCR-ABL resistance mutations who were previously treated with at least one 2G tyrosine kinase inhibitor (TKI). Patients previously treated with asciminib are also eligible.

Terns believes the emerging safety data show a profile supporting best-in-class potential with no dose limiting toxicities across three completed dose levels, no clinically meaningful changes in liver or pancreatic enzymes, and no AE-related dose reductions or discontinuations at doses that achieve plasma exposures well above target efficacious concentrations. Taken together, the clinical activity and safety data across the dose range in these heavily pre-treated patients with refractory disease support a potential wide therapeutic index that allows for high levels of target coverage with favorable safety/tolerability.

As of the October 28, 2024 cutoff date, 15 patients were enrolled across three dose levels of 160mg (n=7), 320mg (n=5), and 400mg (n=3) of TERN-701 dosed once daily, with an overall median treatment duration of 3 months (range 0.79 - 7.5 months). Enrolled patients were heavily pretreated with a median of 4 prior TKIs (range: 1-6) and 80% having had 3 or more TKIs. 47% and 40% of patients, respectively, had previously received ponatinib and asciminib. 73% were not in MMR at baseline, with 60% having a baseline BCR-ABL transcript >1% international scale (IS). As of the data cutoff, 14 of 15 patients remain on treatment.

Twelve patients were efficacy evaluable, defined as having baseline BCR-ABL transcript and at least two post-baseline BCR-ABL transcript levels (centrally assessed). All efficacy evaluable patients were in the 160mg and 320mg dose levels. Key efficacy highlights include:

•
88% (7/8) of patients with baseline transcript > 1% had decreases in BCR-ABL on treatment, with 7 ongoing as of data cutoff
•
Cumulative MMR rate of 50% (5/10) in non-T315i mutation patients with 3 or more months of treatment and/or MMR or better at baseline
•
100% (4/4) of patients with MMR or better at baseline have maintained their response and remain on treatment
•
Additional notable responses include:
o
MR2 within 5 months in a 4L patient at 160mg QD with baseline transcript > 1% and suboptimal response and intolerance to asciminib
o
MR4 (deep molecular response) within 3 months in a 5L patient treated at 320mg with baseline transcript >10% and treatment failure on bosutinib at study entry

TERN-701 showed a highly encouraging safety profile across the 160mg to 400mg dose levels, with 500mg undergoing evaluation as of data cutoff. Key safety highlights:

•
No dose limiting toxicities (DLT) through 400mg dose level
•
No adverse event (AE)-related treatment discontinuations or dose reductions
•
No Grade 3 or higher treatment-related AEs
•
No treatment related serious AEs

The incidence of treatment emergent hematologic AEs was notably low in this heavily pre-treated population, with no Grade 3 or higher treatment-related cytopenias. There were no non-hematologic treatment-related AEs more than Grade 2 in severity. Finally, no clinically meaningful changes in liver and pancreatic enzymes, blood pressure and other vitals, or electrocardiogram were seen.

Steady state PK data, available for the 160mg and 320mg dose levels at data cutoff, showed linear PK with dose proportional increases in exposure. Plasma protein binding-corrected Caverage for TERN-701 exceeded the in vitro IC90 for multiple mutated and non-mutated BCR-ABL variants with once daily dosing. Importantly, at 160mg and 320mg QD, TERN-701 achieved average free drug concentrations approximately 4-fold and 8-fold higher, respectively, than in vivo exposures where potent inhibition of the BCR-ABL signaling pathway in was seen in CML mouse tumor models, indicating robust pharmacodynamic effects at these clinical doses.

As of December 3, 2024, the CARDINAL study has enrolled 19 patients inclusive of the 500mg cohort, with all dose escalation cohorts having enrolled at least 3 patients. The study is on track to initiate dose expansion in the first half of 2025 with additional efficacy data expected in the fourth quarter of 2025, including longer term MMR rates.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the potential commercialization of the Company’s product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Terns Pharmaceuticals, Inc. on December 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date:	December 3, 2024	By:	/s/ Elona Kogan
Elona Kogan Chief Legal Officer